THIRTIETH AMENDMENT TO EMPLOYMENT AGREEMENT

This Thirtieth Amendment to Employment Agreement is made and entered into as of March 1, 2015, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Thomas Martin ("Executive").

Recitals

A)	On March 31, 1998 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on twenty-nine prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.    Section 3.1 of the Employment Agreement, which provides:

3.1    Term. The term of Executive's employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2015 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

is hereby amended, effective as of March 1, 2015, to provide as follows:

3.1    Term. The term of Executive's employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2016 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                            EMPLOYER
PriceSmart, INC.

Thomas Martin                    By: ___________________

______________________            Name: Jose Luis Laparte

Its: CEO & President